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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, as amended, into the Company's previously filed Form S-8 dated May 17, 1993, Form S-8 dated August 29, 1994, Form S-3 dated November 17, 1995 and Form S-3 dated December 9, 1996.

ARTHUR ANDERSEN LLP



Houston, Texas
June 10, 1997